Exhibit 23.1
CONSENT OF WRIGHT & COMPANY, INC.
We hereby consent to the use of the name Wright & Company, Inc. and to the incorporation by reference of our name in the Annual Report on Form 10-K of Belden & Blake Corporation for the fiscal year ended December 31, 2008.

WRIGHT & COMPANY, INC.
By:	/s/ D. Randall Wright
D. Randall Wright
President

Brentwood, Tennessee
March 25, 2009